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Exhibit 23.2

DEGOLYER AND MACNAUGHTON
5001 Spring Valley Road
Suite 800 East
Dallas, Texas 75244

February 10, 2010

Antero Resources Finance Corporation
1625 17th Street
Denver, Colorado 80202

Ladies and Gentlemen:

        We hereby consent to the use of the name DeGolyer and MacNaughton, to references to DeGolyer and MacNaughton as independent petroleum engineers, and to the inclusion of information taken from our "Appraisal Report as of December 31, 2008 on Certain Properties owned by Antero Resources Corporation, Proved Reserves", "Appraisal Report as of December 31, 2007 on Certain Properties owned by Antero Resources Corporation, Proved Reserves" and "Appraisal Report as of December 31, 2006 on Certain Properties owned by Antero Resources Corporation, Proved Reserves" in the form and context in which they appear in this Registration Statement on Form S-4 of Antero Resources Finance Corporation and the related prospectus that is a part thereof. We further consent to the reference to this firm under the heading "EXPERTS" in the Registration Statement and related prospectus.

Very truly yours,
/s/ DeGolyer and MacNaughton
DeGOLYER and MacNAUGHTON Texas Registered Engineering Firm F-716

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  Exhibit 23.2